Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-206585 and 333-196724) of Home Bancorp Wisconsin, Inc. of our report dated December 28, 2016, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Home Bancorp Wisconsin, Inc. for the two years ended September 30, 2016.

/s/ WIPFLI LLP WIPFLI LLP

Madison, Wisconsin
December 28, 2016